Exhibit 1.1

ARES MANAGEMENT, L.P.

(Delaware limited partnership)

[ • ] Common Units Representing Limited Partner Interests

FORM OF UNDERWRITING AGREEMENT

[ • ], 2014

UNDERWRITING AGREEMENT

[ • ], 2014

J. P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o J. P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Ares Management, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [ • ] common units representing limited partner interests in the Partnership (the “Common Units”) and the unitholder of the Partnership named in Schedule 2 hereto (the “Selling Unitholder”) proposes to sell to the several Underwriters an aggregate of [ • ] Common Units (collectively, the “Underwritten Units”).  In addition, the Partnership proposes to issue and sell, at the option of the Underwriters, up to an additional [ • ] Common Units (the “Option Units”) to cover over-allotments in the sale of Underwritten Units as set forth above.  The Underwritten Units and the Option Units are herein referred to as the “Units.”

Prior to the execution of this underwriting agreement (this  “Agreement”), the “Reorganization” (as such term is defined in the Pricing Disclosure Package and the Prospectus (each as defined below) under the caption “Organizational Structure—Reorganization”) will be effected.

The Partnership and the Selling Unitholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Units pursuant to this Agreement, as follows:

1.                                      Registration Statement.  The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-194919), including a prospectus, relating to the Units.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities

Act to be part of the registration statement at the time of its effectiveness (“Rule 430A Information”), is referred to herein as the “Registration Statement” and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Units.  If the Partnership has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Partnership had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated April 22, 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [ • ][A/P].M., New York City time, on [ • ], 2014.

2.                                      Purchase of the Units by the Underwriters.

(a)                     The Partnership agrees to issue and sell, and the Selling Unitholder agrees to sell, the Underwritten Units to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per Unit (the “Purchase Price”) of $[ • ] from the Partnership the respective number of Underwritten Units set forth opposite such Underwriter’s name in Schedule 1 hereto and from the Selling Unitholder the number of Underwritten Units (to be adjusted by you so as to eliminate fractional Units) determined by multiplying the aggregate number of Underwritten Units to be sold by the Selling Unitholder as set forth opposite its name in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Units to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Units to be purchased by all the Underwriters from the Selling Unitholder hereunder.

In addition, the Partnership agrees to issue and sell the Option Units to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Partnership the Option Units at the Purchase Price less an amount per Unit equal to any dividends or distributions declared by the Partnership and payable on the Underwritten Units but not payable on the Option Units.  If any Option Units are to be purchased, the number of Option Units to be purchased by each Underwriter shall be the number of Option Units which bears the same ratio to the aggregate number of Option Units being purchased as the number of Underwritten Units set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Units being purchased from the Partnership by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Units as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Units at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Partnership.  Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised and the date and time when the Option Units are to be delivered and paid for, which may be the same date and time as the Closing Date (as defined below) but shall not be earlier than the Closing Date or later than the tenth full business day (as defined below) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.  The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Underwritten Units by the Underwriters.

(b)                     Each of the Partnership and the Selling Unitholder understand that the Underwriters intend to make a public offering of the Units as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Units on the terms set forth in the Prospectus.  Each of the Partnership and the Selling Unitholder acknowledge and agree that the Underwriters may offer and sell Units to or through any affiliate of an Underwriter (provided that each Underwriter will ensure that any such affiliate complies with all provisions of this Agreement applicable to such Underwriter and will be responsible for any breach thereof by any such affiliate).

(c)                      Payment for the Units shall be made by wire transfer in immediately available funds to the accounts specified by the Partnership and the Selling Unitholder to the Representatives in the case of the Underwritten Units, at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, at 10:00 A.M., Los Angeles time, on [ • ], 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Partnership and the Selling Unitholder may agree upon in writing or, in the case of the Option Units, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Units.  The time and date of such payment for the Underwritten Units is referred to herein as the “Closing Date” and the time and date for such payment for the Option Units, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Units to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Units to be purchased on such date with any transfer taxes payable in connection with the sale of such Units duly paid by the Partnership or the Selling Unitholder, as applicable.  Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct and the Units shall be registered in such names and in such denominations as the Representatives shall request.

(d)                     The Partnership acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person (irrespective of whether such Underwriter has advised or is currently advising the Partnership on other matters).  Additionally, none of the Representatives nor any other Underwriter is advising the Partnership or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction with respect to the offering of the Units contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Partnership on other matters).  The Partnership agrees that, in connection with the purchase and sale of the Units pursuant to the Agreement or the process leading thereto, none of the Representatives nor any of the Underwriters, or any of them, has advised the Partnership or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction or owes a fiduciary or similar duty to the Partnership. The Underwriters and their respective affiliates may be engaged in a broad range of transactions directly or indirectly involving the Partnership, and may in some cases have interests that differ from or conflict with those of the Partnership. The Partnership hereby consents to each Underwriter acting in the capacities described in the preceding sentence, and the parties to this Agreement acknowledge that any such transaction is a separate transaction from the sale of the Units contemplated hereby and that no Underwriter acting in any such capacity owes any obligation or duty to any other party hereto with respect to or arising from its acting in such capacity, except to the extent set forth in any prior separate agreement relating to such other transaction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Partnership with respect thereto.  Any review by the Underwriters of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Partnership.

(e)                      The Selling Unitholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Unitholder with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Selling Unitholder or any other person (irrespective of whether such Underwriter has advised or is currently advising the Selling Unitholder on other matters).  Additionally, none of the Representatives nor any other Underwriter is advising the Selling Unitholder or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction with respect to the offering of the Units contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Selling Unitholder on other matters).  The Selling Unitholder agrees that, in connection with the purchase and sale of the Units pursuant to the Agreement or the process leading thereto, none of the Representatives nor any of the Underwriters, or any of them, has advised the Selling Unitholder or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction or owes a fiduciary or similar duty to the Selling Unitholder. The Underwriters and their respective affiliates may be engaged in a broad range of transactions directly or indirectly involving the Selling Unitholder, and may in some cases have interests that differ from or conflict with those of the Selling Unitholder. The Selling Unitholder hereby consents to each Underwriter acting in the capacities described in the preceding sentence, and the parties to this Agreement acknowledge that any such transaction is a separate transaction from the sale of the Units contemplated hereby and that no Underwriter acting in any such capacity owes any obligation or duty to any other party hereto with respect to or arising from its acting in such capacity, except to the extent set forth in any prior separate agreement relating to such other transaction. The Selling Unitholder shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Selling Unitholder with respect thereto.  Any review by the Underwriters of the Selling Unitholder, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Selling Unitholder.

3.                                      Representations and Warranties of the Ares Parties.  The Partnership, Ares Holdings L.P., a Delaware limited partnership (“Ares Holdings”), Ares Domestic Holdings L.P., a Delaware limited partnership (“Ares Domestic Holdings”), Ares Offshore Holdings L.P., a Cayman Islands exempted limited partnership (“Ares Offshore Holdings”), Ares Investments L.P., a Delaware limited partnership (“Ares Investments”) and Ares Real Estate Holdings L.P., a Delaware limited partnership (“Ares Real Estate” and, together with Ares Holdings, Ares Domestic Holdings, Ares Offshore Holdings and Ares Investments, the “Ares Operating Group Partnerships”) and Ares Management GP LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership and the Ares Operating Group Partnerships, the “Ares Parties”), jointly and severally represent and warrant to each Underwriter and the Selling Unitholder that:

(a)                     Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Ares Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) information relating to the Selling Unitholder furnished to the Partnership in writing by the Selling Unitholder expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Selling Unitholder consists of the information described as such in Section 9(b) hereof.

(b)                     Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Ares Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) information relating to the Selling Unitholder furnished to the Partnership in writing by the Selling Unitholder expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Selling Unitholder consists of the information described as such in Section 9(b) hereof.

(c)                      Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, no Ares Party (including its agents and representatives, other than the Underwriters in their capacity as such) has prepared, used, authorized, approved or referred to and no Ares Party will prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Units (each such communication by any such Ares Party or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, each Issuer Free Writing Prospectus listed on Annex A hereto, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Ares Party makes any representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) information relating to the Selling Unitholder furnished to the Partnership in writing by the Selling Unitholder expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Selling Unitholder consists of the information described as such in Section 9(b) hereof.

(d)                     Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)                      Testing-the-Waters Materials.  The Partnership (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Partnership reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Partnership has not distributed or approved for distribution any Written Testing-the-Waters Communications.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(f)                       Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Units pursuant to this Agreement has been initiated or, to the knowledge of the Ares Parties, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Ares Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) information relating to the Selling Unitholder furnished to the Partnership in writing by the Selling Unitholder expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Selling Unitholder consists of the information described as such in Section 9(b) hereof.

(g)                      Financial Statements.  The historical combined financial statements (including the related notes thereto) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the entities purported to be shown thereby as of the dates indicated and the combined results of their operations and the combined changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership and/or its Subsidiaries (as defined below) and presents fairly in all material respects the information shown therein and has been compiled on a basis consistent in all material respects with that of the audited financial statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have in all material respects been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply with Regulation G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(h)                     No Material Adverse Change.  Since the date of the most recent financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (which, as used herein includes partnership interests, member interests or other equity interests, as applicable) or any change in the consolidated short-term debt or long-term debt of the Partnership or any of its Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Partnership on any capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, unitholders’ equity, partners’ or members’ capital, results of operations or business prospects of the Partnership and its Subsidiaries taken as a whole, (ii) neither the Partnership nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Partnership and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Partnership and its Subsidiaries taken as a whole and (iii) neither the Partnership nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Partnership and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the  Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)                         Organization and Good Standing.  The Partnership, each of its Subsidiaries and the General Partner (collectively, the “Ares Entities”) and each of the Ares Funds (as defined below) have been duly organized and are validly existing and in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, partners’ or members’ capital, unitholders’ equity, results of operations or business prospects of the Ares Entities taken as a whole or on the performance by each of the Ares Entities of its obligations under this Agreement or the Transaction Documents (as defined below) to which it is a party (a “Material Adverse Effect”).  The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Registration Statement or (ii) subsidiaries omitted from Exhibit 21.1 that, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” of the Partnership as defined in Rule 1-02(w) of Regulation S-X.  As used herein, “Subsidiaries” means the direct and indirect subsidiaries of the Partnership but not, for the avoidance of doubt, the Ares Funds or their portfolio companies, special purpose entities formed to acquire any such portfolio companies or investments, including collateralized loan obligations.  “Ares Funds” means, collectively, all Funds (excluding their portfolio companies and investments and all special purpose entities formed to acquire any such portfolio companies and investments, including collateralized loan obligations) (i)  sponsored or promoted by the Partnership or any of its Subsidiaries, (ii) for which the Partnership or any of its Subsidiaries acts as a general partner or managing member (or in a similar capacity) or (iii) for which the Partnership or any of its Subsidiaries acts as an investment adviser or investment manager; and “Fund” means any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general or limited partnership, a trust and any other business entity or investment vehicle organized in any jurisdiction that provides for management fees or “carried interest” (or other similar profits allocations) to be borne by investors therein.

(j)        Capitalization of the Partnership.  (i) The General Partner is the sole general partner of the Partnership and has a non-economic general partner interest in the Partnership; such non-economic general partner interest has been duly authorized and validly issued, and the General Partner owns such non-economic general partner interest free and clear of all liens, encumbrances, equities or claims; other than its ownership of its non-economic general partner interest in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any entity and (ii) except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no restrictions upon the voting or transfer of any partnership interests of the Partnership (including the Units) pursuant to the Partnership Agreement (as defined below) or any other agreement or instrument to which any of the Ares Entities is a party or by which any of such entities may be bound.

(k)       Capitalization of Subsidiaries.  Except in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock, partnership interests, member interests or other equity interests of each Subsidiary that are owned directly or indirectly by the Partnership (i) have been (or will be on the Closing Date) duly and validly authorized and issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions, in the case of any Subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware RULPA”) or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement) and (ii) are owned, or will be owned on the Closing Date, directly or indirectly by the Partnership, free and clear of any lien, charge, encumbrance, security interest or any other claim of any third party.

(l)        Capitalization of the Ares Operating Group Partnerships.  The partnership units, and the partnership interests represented thereby, of each of the Ares Operating

Group Partnerships (collectively, the “Ares Operating Group Units”) that have been (or will be on the Closing Date) issued in the Reorganization have been (or will be on the Closing Date) duly and validly authorized and issued and the holders thereof will have no obligation to make payments or contributions to the Ares Operating Group Partnerships solely by reason of their ownership of such Ares Operating Group Units (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions and as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware RULPA or similar provisions under the applicable laws of other jurisdictions or the applicable partnership agreements of the Ares Operating Group Partnerships (collectively, the “Ares Operating Group Partnership Agreements”) and those to be issued in the “Offering Transactions” (as such term is defined in the Pricing Disclosure Package and the Prospectus under the caption “Organizational Structure—Offering Transactions”) have been duly authorized and, when issued and delivered in accordance with the terms of the Ares Operating Group Partnership Agreements, will be validly issued, and the holders thereof will have no obligation to make payments or contributions to the Ares Operating Group Partnerships solely by reason of their ownership of such Ares Operating Group Units (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions and as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware RULPA or similar provisions under the applicable laws of other jurisdictions or the applicable Ares Operating Group Partnership Agreement); all Ares Operating Group Units that are or will be owned directly or indirectly by Ares Holdings Inc., a Delaware corporation, Ares Domestic Holdings Inc., a Delaware corporation, Ares Offshore Holdings, Ltd., a Cayman Islands limited company, Ares Real Estate Holdings LLC, a Delaware limited liability company and the Partnership (each an “Ares Operating Group Managing Entity”) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will be so owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(m)      No Other Securities.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, any capital stock (including the Common Units and the Ares Operating Group Units) of any of the Ares Parties, as applicable, and there are no outstanding options, warrants or other securities exercisable for, or any other securities convertible into or exchangeable for, any securities of any Ares Party; except for the limited partner interests in the Partnership and in the Ares Operating Group Partnerships held by the organizational limited partners of these partnerships that will cease to be outstanding prior to or upon completion of the Offering Transactions, or as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no capital stock (including the Common Units and the Ares Operating Group Units) of any of the Ares Parties, as applicable, is or will be outstanding prior to or concurrently with the issuance of the Units pursuant to this Agreement.

(n)       Special Voting Unit.  The special voting unit and the limited partner interest represented thereby to be issued by the Partnership to Ares Voting LLC, a Delaware limited liability company, on the Closing Date as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Special Voting Unit”) has been duly authorized and, when issued and delivered in accordance with the terms of Partnership Agreement, will be validly issued, and will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the issuance of such Special Voting Unit will not be subject to any preemptive or similar rights.

(o)       The Units.  The Units and the limited partner interests represented thereby have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware RULPA or the Partnership Agreement), and will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the issuance of such Units is not subject to any preemptive or similar rights.

(p)       Due Authorization.  Each Ares Party has full right, power and authority to execute and deliver this Agreement (to the extent party hereto) and each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder, as applicable; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents, as applicable, and the consummation by it of the transactions contemplated hereby and thereby, as applicable, has been duly and validly taken.

(q)       Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each Ares Party.

(r)        Partnership Agreement.  As of the Closing Date, the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) will have been duly authorized, executed and delivered by the General Partner and will constitute a valid and legally binding agreement of the General Partner, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and the Partnership Agreement will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)        Ares Operating Group Partnership Agreements.  As of the Closing Date, each Ares Operating Group Partnership Agreement will have been duly authorized, executed and delivered by the applicable Ares Operating Group Managing Entity or the Partnership, as applicable, and each such agreement will constitute a valid and legally binding agreement of each such Ares Operating Group Managing Entity, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and each Ares Operating Group Partnership Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)        Other Transaction Documents.  Each of the agreements or instruments identified under the caption “Reorganization Agreements” on the annexed schedule to the opinion of Proskauer Rose LLP delivered pursuant to paragraph 8(f) hereof (the “Reorganization Agreements”) has been (or will be on the Closing Date) duly authorized, executed and delivered by each Ares Entity party thereto and constitutes (or will constitute on the Closing Date) a valid and legally binding agreement of each such Ares Entity, and each of the exchange agreement among the Partnership, each Ares Operating Group Partnership, each Ares Operating Group Managing Entity, the General Partner, Alleghany Insurance Holdings LLC, a Delaware limited liability company (“Alleghany”), Ares Owners Holdings L.P., a Delaware limited partnership (“Ares Owners”), and each other person that becomes a limited partner of the Ares Operating Group Partnerships (the “Exchange Agreement”), the tax receivable agreement among the Partnership, Ares Holdings Inc., Ares Domestic Holdings Inc., Ares Holdings L.P., Ares Domestic Holdings L.P., Ares Owners, Alleghany and the other parties thereto (the “Tax Receivable Agreement”) and the investor rights agreement among the Partnership, the General Partner, Ares Owners, AREC Holdings Ltd., a Cayman exempted corporation, Alleghany and the other parties thereto (the “Investor Rights Agreement”), the Indemnification Agreements among each Ares Party, and each of Michael J Arougheti, David B. Kaplan, John H. Kissick, Antony P. Ressler, Paul G. Joubert, Michael Lynton, Dr. Judy D. Olian, Daniel F. Nguyen and Michael D. Weiner (collectively, the “Indemnification Agreements” and, together with the Reorganization Agreements, the Exchange Agreement, the Tax Receivable Agreement and the Investor Rights Agreement, the “Transaction Documents”) has been (or will be on the Closing Date) duly authorized by each Ares Entity party thereto and upon execution and delivery of each such Transaction Document on the Closing Date will constitute a valid and legally binding agreement of each such Ares Entity, enforceable against it in accordance with its terms, except, in the case of each Transaction Document, as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and each such Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)       No Violation or Default.  None of the Ares Entities or any of the Ares Funds is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which the Partnership or any of its Subsidiaries is bound or to which any of its property or assets is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Partnership or any of its Subsidiaries, except, in the case of clauses (i) (as to Subsidiaries and Ares Funds that are not Ares Parties), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)       No Conflicts.  The execution, delivery and performance by each Ares Entity of this Agreement (to the extent party hereto) and each of the Transaction Documents to which it is a party, the issuance and sale of the Units pursuant to this Agreement by the Partnership and the consummation of the transactions contemplated by this Agreement and the Transaction Documents did not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Ares Entity or any Ares Fund pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Ares Entity or any Ares Fund is a party or by which any of them is bound or to which any of their respective properties or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Ares Entity or (iii) result in the violation of any law or statute applicable to any Ares Entity or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over any Ares Entity, except, in the case of clauses (i), (ii) (in the case of Subsidiaries and Ares Funds that are not Ares Parties) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)      No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the applicable Ares Entity of this Agreement (to the extent party hereto) and each of the Transaction Documents to which it is a party, the issuance and sale of the Units pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement and the Transaction Documents, including the Reorganization and the Offering Transactions, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made (or as will be obtained or made by the Closing Date) or as may be required under the Securities Act or the Exchange Act, or as have been obtained or made or  as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters and except for any such consents, approvals, authorizations, orders, registrations or qualifications or decrees the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Ares Entity to consummate the transactions contemplated by the Transaction Documents.

(x)       Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any Ares Entity or any of the Ares Funds is or may be a party or to which any property of any of the Ares Entities or any of the Ares Funds is or, to the knowledge of the Ares Parties, may become subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and to the knowledge of the Ares Parties, no such investigations, actions, suits or proceedings are threatened in writing or contemplated by any governmental or regulatory authority or threatened in writing by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(y)       Independent Accountants.  Ernst & Young LLP, who has certified certain financial statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus and whose reports are filed with the Commission as part of the Registration Statement, is, and was during the periods covered by such reports, an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(z)       Title to Real and Personal Property.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Partnership and its Subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Partnership and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Partnership and its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)     Title to Intellectual Property.  The Partnership and its Subsidiaries own or possess or can acquire on reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Partnership and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)     No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among any of the Ares Entities or any Ares Fund, on the one hand, and the directors, officers, partners, unitholders, members or investors of any of the Ares Entities or any Ares Fund, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(cc)     Investment Company Act.  Each of the Ares Entities is not and, after giving effect to the offering and sale of the Units pursuant to this Agreement and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(dd)     Investment Advisers Act. Each of the Ares Entities and the Ares Funds (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”), the Investment Company Act, and the rules and regulations promulgated thereunder, or the U.K. Financial Services and Markets Act 2000 and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to be in such compliance or so registered, licensed or qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ee)     No Assignment.  Consummation of the Reorganization and the Offering Transactions, including the transactions contemplated by this Agreement and the Transaction Documents, has not constituted and will not constitute an “assignment” within the meaning of such term under the Investment Company Act or the Advisers Act of any of the management or investment advisory contracts to which any of the Subsidiaries is a party.

(ff)      Taxes.  Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Ares Entities and the Ares Funds have paid all federal, state, local and foreign taxes required to be paid by them through the date hereof except for taxes being contested in good faith for which adequate reserves have been taken and any and all assessments, fines, interest, fees and penalties levied against them or any of them to the extent that any of the foregoing has become due and payable through the date hereof and filed all federal, state, local, and foreign tax returns required to be filed through the date hereof, (ii) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against any of the Ares Entities, any of the Ares Funds or any of their respective properties or assets and (iii) there are no tax audits or investigations currently ongoing, of which the Ares Parties have written notice.

(gg)     Licenses and Permits.  The Partnership and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Partnership nor any of its Subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(hh)     No Labor Disputes.  No labor disturbance by or dispute with employees of the General Partner, the Partnership or any of its Subsidiaries exists or, to the knowledge of any Ares Party, is contemplated or threatened, and the Ares Parties are not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the General Partner’s, the Partnership’s or any of its Subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ii)       Compliance with and Liability under Environmental Laws.  The Partnership and its Subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms of any such permit, license or approval, except where failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)       Compliance with ERISA.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title IV of ERISA, that is maintained, administered or contributed to by the Partnership or any of its affiliates, that together with the Partnership would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA (“ERISA Affiliates”) for employees or former employees of the Partnership and its ERISA Affiliates, other than any multiemployer plan within the meaning of Section 3(37) of ERISA has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Partnership, each member of its Controlled Group and each Ares Fund are, and at all times have been, in compliance with ERISA, (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a class, statutory or administrative exemption, has occurred with respect to any such plan or with respect to the Partnership, any member of its Controlled Group or any Ares Fund, (iv) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code has been satisfied (without taking into account any waiver thereof), (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred with respect to any such plan for which the Partnership would have any material liability, and (vi) neither the Partnership nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) with respect to termination of, or withdrawal from, any such plan.

(kk)     Disclosure Controls.  The Partnership maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act that has been designed to ensure that information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Partnership’s management as appropriate to allow timely decisions regarding required disclosure.

(ll)       Accounting Controls.  The Partnership maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Partnership’s predecessors’ most recent audited fiscal year, there has been no change in the Partnership’s or its predecessors’ internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Partnership’s internal control over financial reporting (it being understood that the Partnership is not requires as of the date hereof to comply with Section 404 of the Sarbanes-Oxley Act (as defined below)).  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Partnership is not aware of any material weakness in its internal controls over financial reporting.

(mm)  Insurance.  The Ares Entities have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary in the businesses in which they are engaged; and neither the Partnership nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business except in each case as would not reasonably be expected to have a Material Adverse Effect.

(nn)     No Unlawful Payments.  None of the Ares Entities or any of the Ares Funds, nor, to the knowledge of the Ares Parties, any director, officer agent, employee or other person associated with or acting on behalf of any Ares Entity or any of the Ares Funds has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo)     Compliance with Anti-Money Laundering Laws.  The operations of the Ares Entities and the Ares Funds are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (the “CFTRA”), and the applicable money laundering statutes of all other jurisdictions having jurisdiction over any of the Ares Entities or any of the Ares Funds, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any other governmental agency having jurisdiction over any of the Ares Entities or any of the Ares Funds (collectively, the “Other Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Ares Entities or any of the Ares Funds with respect to the CFTRA or Other Anti-Money Laundering Laws is pending or, to the knowledge of the Ares Parties, threatened.

(pp)              No Conflicts with Sanctions Laws.  None of the Ares Entities, the Ares Funds or, to the knowledge of the Ares Parties, any of their respective directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United National Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, (ii) to fund any activities of or business in Cuba, Iran, North Korea Sudan or Syria (each, a “Sanctioned Country”) or (iii) in any other manner that will result in a violation by any person (including any person participating in the offering of Units, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(qq)              No Restrictions on Subsidiaries.  No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s properties or assets to the Partnership or any other Subsidiary of the Partnership, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to materially reduce the distributions to be received by the Ares Operating Group Partnerships, taken as a whole, from their direct and indirect Subsidiaries.

(rr)                    No Broker’s Fees.  None of the Ares Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any Ares Entity or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units pursuant to this Agreement.

(ss)                  No Registration Rights.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require any Ares Entity to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Units pursuant to this Agreement by the Partnership or, to the knowledge of the Ares Parties, the sale of the Units to be sold by the Selling Unitholder hereunder.

(tt)                    No Stabilization.  No Ares Entity has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units.

(uu)              Accuracy of Disclosure.  The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Conflicts of Interest and Fiduciary Responsibilities,” “Description of Common Units” and “Material Provisions Of Ares Management L.P. Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, and under the captions “Organizational Structure,” “Certain Relationships and Related Person Transactions,” “Common Units Eligible for Future Sale” and “Material U.S. Federal Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(vv)              Margin Rules.  The application of the proceeds received by the Partnership from the issuance, sale and delivery of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww)          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)              Ares Funds.  To the knowledge of the Ares Parties, (i) none of the Subsidiaries that act as a general partner or managing member (or in a similar capacity) or as an investment adviser or investment manager of any Ares Fund has performed any act or otherwise engaged in any conduct that would prevent such Subsidiary from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between such Subsidiary and such Ares Fund and (ii) the offering, sale, issuance and distribution of securities by the Ares Funds have been made in compliance with the Securities Act and the securities laws of any state or foreign jurisdiction applicable with respect thereto, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(yy)              Statistical and Market Data.  Nothing has come to the attention of any Ares Party that has caused such Ares Party to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(zz)                NYSE Stock Market.  The Units have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to notice of issuance.

(aaa)       Sarbanes-Oxley Act.  As of the date hereof, the Partnership and its Subsidiaries are in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are then in effect and which the Partnership and its Subsidiaries are required to comply with as of the effectiveness of the Registration Statement.

(bbb)       Reorganization.  The Reorganization has been or, prior to the Closing Date, will be consummated as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and has not been modified in any material respect or rescinded.  The issuance of Ares Operating Group Units in the Reorganization did not (or will not on the Closing Date) require registration under the Securities Act or any securities laws of any state having jurisdiction with respect thereto.

(ccc)          Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, the Partnership was not, and as of the Applicable Time the Partnership is not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Partnership has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(ddd)       No Sale of Partnership Interests.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Partnership nor any Ares Operating Group Partnership has sold, issued or distributed any interests in such partnership during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than issuances of limited partnership interests to organizational limited partners in connection with the formation of the Partnership and the Ares Operating Group Partnerships.

(eee)          No Ratings. There are no debt securities or preferred stock issued or guaranteed by the Partnership or any Ares Operating Group Partnership that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

4.                                      Representations and Warranties of the Selling Unitholder.  The Selling Unitholder represents and warrants to each Underwriter and each Ares Party that:

(a)                     Required Consents; Authority.  All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Unitholder of this Agreement and for the sale and delivery of the Units to be sold by the Selling Unitholder hereunder, have been obtained; and the Selling Unitholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Units to be sold by the Selling Unitholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Unitholder.

(b)                     No Conflicts.  The execution, delivery and performance by the Selling Unitholder of this Agreement, the sale of the Units to be sold by the Selling Unitholder and the consummation by the Selling Unitholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Unitholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Unitholder is a party or by which the Selling Unitholder is bound or to which any of the property or assets of the Selling Unitholder is subject, (ii) result in any violation, if applicable, of the provisions of the charter or by-laws or similar organizational documents of the Selling Unitholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency that, in the case of clauses (i) or (iii), individually or in the aggregate, would have a material adverse effect on the Selling Unitholder’s ability to perform its obligations under this Agreement.

(c)                      Title to Units.  The Selling Unitholder has good and valid title to the Units to be sold at the Closing Date by the Selling Unitholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Unitholder will have, immediately prior to the Closing Date good and valid title to the Units to be sold at the Closing Date by the Selling Unitholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon payment for the Units to be sold by the Selling Unitholder pursuant to this Agreement, delivery of such Units, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Units in the name of Cede or such other nominee and the crediting of such Units on the books of DTC to securities accounts of the Representatives (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Units)), (A) under Section 8-501 of the UCC, the Representatives will acquire a valid security entitlement in respect of such Units and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Units may be asserted against the Representatives with respect to such security entitlement; for purposes of this representation, the Selling Unitholder may assume that when such payment, delivery and crediting occur, (x) such Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Representatives on behalf of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d)                     No Stabilization.  The Selling Unitholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units.

(e)                      Certain Information. (i) the Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date will not, (ii) the Registration Statement and any post-effective amendment thereto, as of the date of effectiveness did not and as of the Closing Date will not, and (iii) the Prospectus and any amendment or supplement thereto as of the date thereof and as of the Closing Date, will not, in each of the foregoing cases, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (in the case of clause (i) and (iii), in the light of the circumstances under which they were made) not misleading; provided that such representations and warranties set forth in this Section 4(e) apply only to statements or omissions to the extent made in reliance upon and in conformity with any Selling Unitholder Information (as defined below) and that the Selling Unitholder makes no representation or warranty as to any statements or omissions in the Pricing Disclosure Package, the Registration Statement (or any amendments or supplements thereto) or the Prospectus (or any amendments or supplements thereto) other than with respect to the Selling Unitholder Information, provided further, that the Selling Unitholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(f)                       Issuer Free Writing Prospectus and Written Testing-the-Waters Communication.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Unitholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A or Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Partnership and the Representative.

(g)                      Material Information.  As of the date hereof and as of the Closing Date,  the sale of the Units by the Selling Unitholder is not and will not be prompted by any material information concerning the Partnership which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(h)                     Organization and Good Standing.  The Selling Unitholder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

5.                                      Further Agreements of the General Partner and the Partnership.  Each of the General Partner and the Partnership, jointly and severally, covenants and agrees with each Underwriter that:

(a)                     Required Filings.  The Partnership will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)                     Delivery of Copies.  The Partnership will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) upon request of such Underwriter and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Units pursuant to this Agreement as in the opinion of counsel for the Underwriters a prospectus relating to the Units is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Units by any Underwriter or dealer.

(c)                      Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d)                     Notice to the Representatives.  The Partnership will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including any request for information concerning any Testing-the-Waters Communication, (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading and (vi) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the General Partner and the Partnership will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Units and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                      Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                       Blue Sky Compliance.  The Partnership will qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Units; provided that the Partnership shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                      Earning Statement.  The Partnership will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                     Clear Market.  For a period of 180 days after the date of the Prospectus, the Partnership will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement (other than any registration statement on Form S-8 to register Common Units issued or available for future grant under the Ares 2014 Equity Incentive Plan as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Ares Equity Incentive Plan”)) under the Securities Act relating to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, without the prior written consent of J. P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, other than (i) the Units to be sold hereunder, (ii) the issuance of Common Units or securities convertible into or exercisable or exchangeable for Common Units upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Prospectus, (iii) the issuance of Common Units or securities convertible into or exercisable or exchangeable for Common Units pursuant to the Ares Equity Incentive Plan, (iv) transfers of Common Units as required by the Reorganization, (v) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with the Ares Equity Incentive Plan, and (vi) the issuance of up to ten percent (10%) of the Common Units outstanding after this offering (assuming all Ares Operating Group Partnership Units have been exchanged for Common Units), or securities convertible into or exercisable or exchangeable for Common Units in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions; provided that, the acquiree of any such Common Units or securities convertible into or exercisable or exchangeable for Common Units pursuant to this clause (vi) enters into an agreement in the form of Exhibit C hereto with respect to such Common Units or securities convertible into or exercisable or exchangeable for Common Units.

For a period of 180 days after the date of the Prospectus, no Ares Entity will waive, modify or amend any transfer restrictions (including lock up provisions) relating to any Ares Operating Group Units or Common Units contained in any agreements with holders thereof, without the written consent of J. P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

If J. P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their sole discretion, agree to release or waive the restrictions set forth in lock-up letters described in Section 8(o) hereof for an officer or director of the General Partner and provide the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver substantially in the form of Exhibit A hereto, the Partnership agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)                         Use of Proceeds.  The Partnership will apply the net proceeds from the sale of the Units pursuant to this Agreement as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j)                        No Stabilization.  No Ares Entity will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Units.

(k)                     Exchange Listing.  The Partnership will use its best efforts to list, subject to notice of issuance, the Units on the NYSE.

(l)                         Reports.  For a period of 365 days after the date of the Prospectus, the Partnership will furnish to the Representatives, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission by the Partnership; provided the Partnership will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)                 Record Retention.  The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)                     Form 8-A.  The Partnership will file a registration statement with respect to the Common Units on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement will comply in all material respects with the applicable requirements of the Exchange Act.

(o)                     Filings.  The Partnership will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(p)                     Emerging Growth Company.  The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Units within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(q)                     FIRPTA Certificate.  If the Selling Unitholder is not a United States person for U.S. federal income tax purposes, the Partnership will deliver to each Underwriter (or its agent), on or before the Closing Date, a certificate signed by the General Partner as described in Treasury Regulations Sections 1.1445-11T(d)(2)(i), dated not more than thirty (30) days prior to the Closing Date.

6.                                      Further Agreements of the Selling Unitholder.  The Selling Unitholder covenants and agrees with each Underwriter that:

(a)                     No Stabilization.  The Selling Unitholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Units.

(b)                     Tax Form.  The Selling Unitholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed Internal Revenue Service Form W-9 or Internal Revenue Service Form W-8, as appropriate (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) together with all required attachments to such form.

7.                                      Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)                     It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the

Securities Act (which term includes use of any written information furnished to the Commission by the Partnership and not incorporated by reference into the Registration Statement and any press release issued by the Partnership) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(f) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Partnership in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)       It has not used, and will not use, without the prior written consent of the Partnership, any free writing prospectus that contains the final terms of the Units unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Partnership; provided further that any Underwriter using such term sheet shall notify the Partnership, and provide a copy of such term sheet to the Partnership, prior to, or substantially concurrently with, the first use of such term sheet.

(c)       It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated by this Agreement (and will promptly notify the Partnership and the Selling Unitholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Units on the Closing Date or the Option Units on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Partnership and the Selling Unitholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)       Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)       Representations and Warranties.  The respective representations and warranties of the Ares Parties and the Selling Unitholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of each of the General Partner and its officers and of the Selling Unitholder and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)       No Material Adverse Change.  No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)       Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the General Partner and one additional senior executive officer of the General Partner who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such officers, the representations of the Ares Parties set forth in Sections 3(b) and 3(f) hereof are true and correct, (ii) confirming that the other representations and warranties of the Ares Parties in this Agreement are true and correct and that the Ares Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above and (y) a certificate of the Selling Unitholder, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of the Selling Unitholder set forth in Sections 4(e), 4(f) and 4(g) hereof is true and correct and (B) confirming that the other representations and warranties of the Selling Unitholder in this agreement are true and correct and that the Selling Unitholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(e)       Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, (i) Ernst & Young LLP shall have furnished to the Representatives, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be (ii) the Partnership shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(f)        Opinion and 10b-5 Statement of Counsel for the Partnership.  Proskauer Rose LLP, counsel for the Partnership, shall have furnished to the Representatives, at the request of the Partnership, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-1A hereto.

(g)       Reliance Letter of Counsel for the Partnership.  Proskauer Rose LLP, counsel for the Partnership, shall have furnished to the Selling Unitholder, at the request of the Partnership, a reliance letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the to the Selling Unitholder, to the effect set forth in Annex C-1B hereto.

(h)       Opinion of Cayman Counsel for the Partnership.  Maples and Calder, counsel for the Partnership, shall have furnished to the Representatives, at the request of the Partnership, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-1C hereto.

(i)        Opinion of Counsel for the Selling Unitholder. Patton Boggs LLP and Charles Adams Ritchie & Duckworth, counsel for the Selling Unitholder, shall have furnished to the Representatives, at the request of the Selling Unitholder, their respective written opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-2A and Annex C-2B hereto.

(j)        Opinion of Investment Company Act Counsel for the Partnership. Simpson, Thacher & Bartlett LLP, Investment Company Act counsel for the Partnership, shall have furnished to the Representatives, at the request of the Partnership, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-3 hereto.

(k)       Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)        No Legal Impediment to Issuance and/or Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Units pursuant to this Agreement by the Partnership or the sale of the Units pursuant to this Agreement by the Selling Unitholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Units pursuant to this Agreement by the Partnership or the sale of the Units pursuant to this Agreement by the Selling Unitholder.

(m)      Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of each of the Ares Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)       Exchange Listing.  The Units to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(o)       Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit C  and D hereto, between you and certain unitholders of the Partnership and officers and directors of the General Partner relating to sales and certain other dispositions of Common Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(p)       Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Partnership and the Selling Unitholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.             Indemnification and Contribution.

(a)       Indemnification of the Underwriters and the Selling Unitholder by the Ares Parties.  The Ares Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Unitholder and the Selling Unitholder’s affiliates, directors, officers and each person, if any, who controls the Selling Unitholder within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) any information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below and (ii) any Selling Unitholder Information.

(b)       Indemnification of the Underwriters and the Ares Parties by the Selling Unitholder.  The Selling Unitholder agrees to indemnify and hold harmless each Underwriter, each Ares Party, their respective affiliates, directors and officers and each person, if any, who controls such Underwriter or any Ares Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, (i) but only with respect to any losses, claims, damages or liabilities to the extent arising out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Unitholder furnished to the Partnership in writing by the Selling Unitholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Selling Unitholder consists only of (A) the legal name, address and the number of Common Units owned by the Selling Unitholder before and after the offering, and (B) the other information with respect to the Selling Unitholder included in the table (and corresponding footnotes) under the section heading “Selling Unitholder” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (including, in each case, any information about beneficial ownership, voting power and investment control of such shares)

(collectively, the “Selling Unitholder Information”) and (ii) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.  The aggregate amount of the Selling Unitholder’s liability pursuant to this Section 9(b) shall not exceed the aggregate amount of net proceeds (after deducting underwriters’ discounts and commissions but before deducting expenses) received by the Selling Unitholder from the sale of its Common Units hereunder.

(c)       Indemnification of the Ares Parties and the Selling Unitholder by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Ares Party, its directors, its officers who signed the Registration Statement and each person, if any, who controls any Ares Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Unitholder and the Selling Unitholder’s affiliates, directors, officers and each person, if any, who controls the Selling Unitholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the fourteenth, fifteenth, sixteenth and seventeenth paragraphs under the caption “Underwriting.”

(d)       Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly as practicable notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors, officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for any Ares Party, its directors, its officers who signed the Registration Statement and any control persons of any Ares Party shall be designated in writing by such Ares Party and any such separate firm for the Selling Unitholder shall be designated in writing by the Selling Unitholder or its designee.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement, compromise or consent to entry into a settlement of any pending or threatened proceeding in respect of which any

Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)       Contribution.  If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Ares Parties and the Selling Unitholder, on the one hand, and the Underwriters on the other, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Ares Parties and the Selling Unitholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Ares Parties and the Selling Unitholder, on the one hand, and the Underwriters on the other, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds (before deducting expenses) received by the Ares Parties and the Selling Unitholder from the sale of the Units pursuant to this Agreement and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial offering price of the Units as set forth on the cover of the Prospectus.  The relative fault of the Ares Parties and the Selling Unitholder, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Ares Parties and the Selling Unitholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding anything to the contrary herein, neither the assumption of the defense of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the Indemnifying Person that it has obligation to indemnify any person pursuant to this Agreement.

(f)        Limitation on Liability.  The Ares Parties, the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (e) and (f) of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units pursuant to this Agreement exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) of this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)       Non-Exclusive Remedies.  The remedies provided for in paragraphs (a) through (f) of this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.          Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.          Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Partnership and the Selling Unitholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Units, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE or the Nasdaq Stock Market, (ii) trading of any securities issued or guaranteed by the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.          Defaulting Underwriter.

(a)       If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Units that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by other persons satisfactory to the

Partnership and the Selling Unitholder on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership and the Selling Unitholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms.  If other persons become obligated or agree to purchase the Units of a defaulting Underwriter, either the non-defaulting Underwriters or the Partnership and the Selling Unitholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Partnership, counsel for the Selling Unitholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b)       If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Partnership and the Selling Unitholder as provided in paragraph (a) above, the aggregate number of Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Units to be purchased on such date, then the Partnership and the Selling Unitholder shall have the right to require each non-defaulting Underwriter to purchase the number of Units that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Units that such Underwriter agreed to purchase on such date) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)       If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Partnership and the Selling Unitholder as provided in paragraph (a) above, the aggregate number of Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Units to be purchased on such date, or if the Partnership and the Selling Unitholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Units on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Partnership or the Selling Unitholder, except that the Partnership and the Selling Unitholder will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership, the Selling Unitholder or any non-defaulting Underwriter for damages caused by its default.

13.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Units and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof, (iii) the fees and expenses of the Partnership’s counsel and independent accountants, (iv) the reasonable fees and expenses incurred in connection with the registration or qualification of the Units under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters), (v) the cost of preparing certificates, if any, representing the Units, (vi) the costs and charges of any transfer agent and any registrar, (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the related fees and expenses of counsel for the Underwriters in an amount not to exceed $40,000), (viii) all expenses incurred by the Partnership in connection with any “road show” presentation to potential investors; provided that with respect to the costs of any chartered aircraft  the Partnership shall pay fifty percent (50%) of such costs and the Underwriters shall pay fifty percent (50%) of such costs; provided further, that the Partnership shall pay one hundred percent (100%) of the costs of any aircraft chartered solely for use by directors, officers or employees of the Partnership, and (ix) all expenses and application fees related to the listing of the Units on the NYSE.

(b)                                 The Selling Unitholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including any documentary, stamp, registration and other duties and stock and other transfer taxes, including interest and penalties, if any, payable upon the execution and delivery of this Agreement, the sale of the Selling Unitholder’s Common Units to the Underwriters hereunder and their transfer between the Underwriters through the crediting of such Common Units on the books of DTC to securities accounts of the Underwriters pursuant to an agreement between such Underwriters.

(c)                                  If (i) this Agreement is terminated pursuant to Section 11, (ii) the Partnership or the Selling Unitholder for any reason fail to tender the Units for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Units because of any failure or refusal on the part of any Ares Party to comply with the terms of this Agreement or the conditions of this Agreement are not satisfied, the Partnership agrees to reimburse the Underwriters as have so terminated this Agreement with respect to themselves severally and are not in default hereunder for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Units from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Ares Parties, the Selling Unitholder and the Underwriters contained in this Agreement or made by or on behalf of the Ares Parties, the Selling Unitholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Ares Parties, the Selling Unitholder or the Underwriters.

16.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

17.                               Miscellaneous.

(a)                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax:  (212) 622-8358); Attention Equity Syndicate Desk; c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (fax:  (646) 855-3073) ; Attention: Syndicate Department; c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282; Attention: Registration Department;  c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036; Attention: Equity Syndicate Desk, with a copy to the Legal Department; and c/o Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152 (fax:  (212) 214-5918); Attention: Equity Syndicate Department.  Notices to the Ares Parties shall be given to them at c/o Ares Management, L.P., 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067 (fax:  (310) 201-4100); Attention:  Chief Legal Counsel.  Notices to the Selling Unitholder shall be given to the Selling Unitholder at [c/o AREC Holdings Ltd.] at [ • ],  [ • ], [ • ] (fax:  [ • ]); Attention:  [ • ].

(b)                                 Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)                                  USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies the Underwriters’ respective clients, including the Ares Parties and the Selling Unitholder, which information may include the name and address of the Underwriters’ respective clients, as well as other information that will allow the Underwriters to properly identify the Underwriters’ respective clients.

(d)                                 Waiver of Immunity.  To the extent that Ares Offshore Holdings has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) [insert foreign jurisdiction], or any political subdivision thereof, (ii) the United States or the State of New York or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, Ares Offshore Holdings hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(e)                                  Submission to Jurisdiction.  Each of Ares Offshore Holdings and the Selling Unitholder hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of Ares Offshore Holdings and the Selling Unitholder waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of Ares Offshore Holdings and the Selling Unitholder agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon Ares Offshore Holdings and the Selling Unitholder and may be enforced in any court to the jurisdiction of which Ares Offshore Holdings or the Selling Unitholder is subject by a suit upon such judgment.  Ares Offshore Holdings and the Selling Unitholder irrevocably appoint Corporation Service Company, located 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to Ares Offshore Holdings or the Selling Unitholder, as applicable, by the person serving the same to the address provided in this Section 17(e), shall be deemed in every respect effective service of process upon Ares Offshore Holdings and the Selling Unitholder, as applicable, in any such suit or proceeding.  Each of Ares Offshore Holdings and the Selling Unitholder hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  Each of Ares Offshore Holdings and the Selling Unitholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(f)                                   Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)                                 Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ARES MANAGEMENT, L.P.

By:	Ares Management GP LLC, its general partner

By:
Name:
Title:

ARES MANAGEMENT GP LLC

By:
Name:
Title:

ARES HOLDINGS L.P.

By:	Ares Holdings Inc., its general partner

By:
Name:
Title:

ARES DOMESTIC HOLDINGS L.P.

By:	Ares Domestic Holdings Inc., its general partner

By:
Name:
Title:

ARES OFFSHORE HOLDINGS L.P.

By:	Ares Offshore Holdings Ltd., its general partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

ARES INVESTMENTS L.P.

By: Ares Management, L.P., its general partner

By:	Ares Management GP LLC, its general partner

By:
Name:
Title:

ARES REAL ESTATE HOLDINGS L.P.

By: Ares Real Estate Holdings LLC, its general partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

AREC HOLDINGS LTD.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Authorized Signatory

GOLDMAN, SACHS & CO.

By:
Authorized Signatory

MORGAN STANLEY & CO. LLC

By:
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Units
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities, Inc.
RBC Capital Markets, LLC
UBS Securities LLC
BMO Capital Markets Corp.
Keefe, Bruyette & Woods, Inc.
SunTrust Robinson Humphrey, Inc.,
BNY Mellon Capital Markets, LLC
Houlihan Lokey Capital, Inc.
Imperial Capital, LLC
JMP Securities LLC
Mitsubishi UFJ Securities (USA), Inc.
SMBC Nikko Securities America, Inc.
Total

Sch. 1-1

Schedule 2

Selling Unitholder:	Number of Underwritten Units:
AREC Holdings Ltd.

Sch. 2-1